                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 April 17, 2000


                             INTERWEST BANCORP, INC.


             (Exact name of registrant as specified in its charter)


                                   WASHINGTON
                 (State or other jurisdiction of incorporation)


                     0-26632                      91-1691216
            (Commission File Number)    IRS Employer Identification No.


                              275 S.E. Pioneer Way
                              Oak Harbor, WA 98227
               (Address of principal executive offices) (zip code)


       Registrant's telephone number, including area code: (360) 679-4181

ITEM 5.  OTHER EVENTS

         On April 17, 2000 Patrick M. Fahey was appointed to the positions of President and Chief Executive Officer of InterWest Bancorp, Inc. ("Company") and Chairman, President and Chief Executive Officer of InterWest Bank. Mr. Fahey will also continue as Chairman, President and Chief Executive Officer of the Company's Seattle-based subsidiary, Pacific Northwest Bank. In addition, Barney Beeksma stepped down from his positions as Chairman of the Company and InterWest Bank, but will continue as a director of each. Stephen M. Walden, who served as the President and Chief Executive Officer of the Company and InterWest Bank, has been appointed Chairman of the Board of the Company and will continue to serve as a director of InterWest Bank and Pacific Northwest Bank.

         The Company is a Northwest community bank holding company, operating 55 offices in Washington through its bank subsidiaries InterWest Bank, Pacific Northwest Bank and National Bank of Tukwila. InterWest Bank also operates two non-bank subsidiaries, InterWest Financial Services Inc. and InterWest Insurance Agency Inc.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements - not applicable.

         (b)      Pro forma financial information - not applicable.

         (c)      Exhibits:

                   (99)    Press Release dated April 17, 2000

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:   April 19, 2000


                                       INTERWEST BANCORP, INC.



                                       By    /s/ H. Glenn Mouw
                                          -------------------------------------
                                                H. Glenn Mouw
                                                Chief Financial Officer


                                       3